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UNITED STATES
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Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           September 8, 2004

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 306, Minneapolis, MN 55425
(Address of principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Public Accountants

(b)                                 The Board of Directors of Southwest Casino Corporation has engaged the accounting firm of EideBailly, LLP as the principal independent accountant to audit our financial statements effective September 8, 2004.  Since December 2003, EideBailly has acted as the independent auditors for Southwest Casino and Hotel Corp., which is now our primary operating subsidiary. In connection with the engagement of EideBailly as our principal accountants, the Board of Directors dismissed Pritchett, Siler & Hardy, P.C. of Salt Lake City, Utah as principal accountants also effective September 8, 2004.

As previously reported, on July 22, 2004, Lone Moose Adventures, Inc. (now Southwest Casino Corporation); Lone Moose Acquisition Corporation, a wholly-owned subsidiary of Lone Moose, and Southwest Casino and Hotel Corp., consummated a reorganization.  In the reorganization, Lone Moose Acquisition merged with and into Southwest Casino and Hotel Corp.  Southwest Casino and Hotel Corp. was the surviving corporation in that merger and became a wholly-owned subsidiary of Lone Moose, which changed its name to Southwest Casino Corporation and relocated its corporate headquarters to Minneapolis, Minnesota. Southwest Casino and Hotel Corp. is now a wholly-owned operating subsidiary of Southwest Casino Corporation.  Immediately after completing the reorganization, Southwest Casino Corporation sold substantially all the assets of the prior adventure tour business to the founding shareholders of Lone Moose Adventures.  Southwest Casino Corporation is no longer engaged in any aspect of the prior business of Lone Moose Adventures.

The Board of Directors selected EideBailly as the company’s principal accounting firm because of EideBailly’s familiarity with the accounting requirements and financial statements of Southwest Casino and Hotel Corp. and the company’s ongoing gaming businesses, and management’s desire to work with accountants located closer to our corporate headquarters.

In issuing its reports on the audited financial statements of Lone Moose Adventures for the fiscal years ended March 31, 2004 and 2003 and for the fiscal year ended March 31, 2003 and the period from inception January 2, 2002 to March 31, 2002, Pritchett, Siler and Hardy, P.C. opined that the Lone Moose Adventures business formed only recently, incurred losses since inception and had current liabilities greater than its current assets, and that these factors raise substantial doubt about the ability of Lone Moose Adventures to continue as a going concern. The reports of Pritchett, Siler and Hardy, P.C. did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  Our current management does not dispute these “going concern” opinions, but notes that these opinions were issued before the reorganization described above, that we are no longer engaged in the former Lone Moose Adventures business, and that Southwest Casino and Hotel Corp., our primary operating subsidiary, is not subject to a similar “going concern” opinion.

There were no disagreements between Pritchett, Siler and Hardy, P.C. and Lone Moose Adventures on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (as defined in paragraph 304(a)(1)(iv)(A) of Item 304 of Regulation S-B) nor did Pritchett, Siler and Hardy, P.C. advise Lone Moose Adventures of any reportable event (as described in paragraph 304(a)(1)(iv)(B) of Item 304 of Regulation S-B) in the past two fiscal years.

Before selecting EideBailly as our principal accountants, company management consulted with EideBailly, as accountants for Southwest Casino and Hotel Corp., regarding accounting matters including the accounting treatment of the reorganization described above.  We have not consulted EideBailly regarding any matter that was subject to a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (as defined in paragraph

304(a)(1)(iv)(A) of Item 304 of Regulation S-B) or a reportable event (as described in paragraph 304(a)(1)(iv)(B) of Item 304 of Regulation S-B).

We provided a copy of this Current Report on Form 8-K to Pritchett, Siler and Hardy, P.C. before filing it with the Securities and Exchange Commission. We received a letter from Pritchett, Siler and Hardy, P.C. addressed to the Securities and Exchange Commission stating that it agrees with the statements in this report that relate to the work it performed for Lone Moose Adventures, Inc. A copy of that letter, dated September 13, 2004, is attached to this Current Report as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits

Ex. 16.1                                                         Letter from Pritchett, Siler and Hardy, P.C. to the Securities and Exchange Commission, dated September 13, 2004, acknowledging its agreement with the certain statements made in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: September 13, 2004

/s/ Thomas E. Fox
Thomas E. Fox, President